    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1996.

                                                 REGISTRATION NO. 333-
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ---------------------
                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  DIGICON INC.
             (Exact name of registrant as specified in its charter)

                   DELAWARE                                     76-0343152
         (State or other jurisdiction                        (I.R.S. Employer
      of incorporation or organization)                   Identification Number)

                          3701 KIRBY DRIVE, SUITE 112
                              HOUSTON, TEXAS 77098
                                 (713) 526-5611
    (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                             ---------------------
          DIGICON INC. 1992 AMENDED AND RESTATED EMPLOYEE NONQUALIFIED
                               STOCK OPTION PLAN

                               DIGICON INC. 1992
                    NON-EMPLOYEE DIRECTOR STOCK OPTION PLAN
                             (Full Title of Plans)
                             ---------------------
                               RICHARD W. MCNAIRY
                          3701 KIRBY DRIVE, SUITE 112
                              HOUSTON, TEXAS 77098
                                 (713) 526-5611
 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                With copies to:

                               T. WILLIAM PORTER
                            PORTER & HEDGES, L.L.P.
                           700 LOUISIANA, SUITE 3500
                              HOUSTON, TEXAS 77002
                                 (713) 226-0600
                             ---------------------
                        CALCULATION OF REGISTRATION FEE

================================================================================================
                                                 PROPOSED MAXIMUM PROPOSED MAXIMUM    AMOUNT OF
TITLE OF SECURITIES                AMOUNT TO BE   OFFERING PRICE      AGGREGATE     REGISTRATION
TO BE REGISTERED                   REGISTERED(1)   PER SHARE(2)   OFFERING PRICE(2)       FEE
- ------------------------------------------------------------------------------------------------
Common Stock, par value $.01 per
  share...........................    1,358,333      $12.1875      $16,554, 683.43    $5,708.51
================================================================================================


(1) Pursuant to Rule 416(a), also registered hereunder is an indeterminate number of shares of Common Stock issuable as a result of the anti-dilution provisions of the Plans.

(2) Pursuant to Rule 457(c), the registration fee is calculated on the basis of the average of the high and low sale prices for the Common Stock on the American Stock Exchange on August 1, 1996, which was $12.1875. Pursuant to Rule 457(h), the registration fee is calculated with respect to the maximum number of the registrant's securities issuable under the Plans.
- --------------------------------------------------------------------------------
- --------------------------------------------------------------------------------

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

     The contents of the following documents filed by Digicon Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") are incorporated into this registration statement (this "Registration Statement") by reference:

          (a) the Company's Annual Report on Form 10-K for the year ended July 31, 1995, as amended by Form 10-K/A filed July 14, 1996, and as amended by Form 10-K/A2 filed July 19, 1996;

          (b) the Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 1995, January 31, 1996, and April 30, 1996;

          (c) the Company's Current Reports on Form 8-K dated March 19, 1996, and May 17, 1996; and

          (d) the description of the Company's common stock, par value $.01 per share (the "Common Stock"), set forth under the caption "Registrant's Securities to be Registered" in the Company's registration statement on Form 8-A, dated June 26, 1991, and all amendments and reports filed thereafter for the purpose of updating such description.

     All documents filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") subsequent to the filing date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing such documents. The Company will provide, without charge, each participant in the Company's Amended and Restated 1992 Employee Nonqualified Stock Option Plan and 1992 Stock Option Plan for Non-Employee Directors, on written or oral request of such person, a copy (without exhibits, unless such exhibits are specifically incorporated by reference) of any or all of the documents incorporated by reference pursuant to this Item 3.

ITEM 4. DESCRIPTION OF SECURITIES.

     The Company has only one class of stock outstanding, Common Stock, par value $.01 per share. At July 18, 1996, of the 20,000,000 authorized shares of Common Stock, there were 11,332,352 shares outstanding. Each share of Common Stock has one vote on all matters presented to the stockholders. Subject to the rights and preferences of any preferred stock, par value $.01 per share, which may be designated and issued, the holders of Common Stock are entitled to receive dividends, if and when declared by the board of directors, and are entitled on liquidation to all assets remaining after the payment of liabilities. The Common Stock has no preemptive or other subscription rights. Outstanding shares of Common Stock are, and the shares of Common Stock offered hereby when issued and paid for will be, fully paid and nonassessable. Since the Common Stock does not have cumulative voting rights, and holders of more than 50% of the shares may, if they choose to do so, elect all of the directors and, in that event, the holders of the remaining shares will not be able to elect any directors. ChaseMellon Shareholder Services, L.L.C., Dallas, Texas, is the transfer agent and registrar for the Common Stock.

ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL.

     Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware permits a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action.

     In a suit brought to obtain a judgment in the corporation's favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses (including attorneys' fees), actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceeding, as well as to expenses (including attorneys' fees).

     The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made (i) by a majority vote of a quorum of disinterested members of the board of directors, or (ii) by independent legal counsel in a written opinion, if such a quorum does not exist or if the disinterested directors so direct, or (iii) by the stockholders.

     The certificate of incorporation and bylaws of the Company require the Company to indemnify the Company's directors and officers to the fullest extent permitted under Delaware law, and to implement provisions pursuant to contractual indemnity agreements the Company has entered into with its directors and executive officers. The Company's Certificate of Incorporation limits the personal liability of a director to the corporation or its stockholders to damages for breach of the director's fiduciary duty.

     The Company has purchased insurance on behalf of its directors and officers against certain liabilities that may be asserted against, or incurred by, such persons in their capacities as directors or officers of the registrant, or that may arise out of their status as directors or officers of the registrant, including liabilities under the federal and state securities laws.

ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

     Not applicable.

ITEM 8. EXHIBITS.

      EXHIBIT                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
        *4.1         -- Specimen certificate for shares of the Company's common stock, par value $.01 per share.
        *4.2         -- Digicon Inc. Amended and Restated 1992 Employee Nonqualified Stock
                        Option Plan.
        *4.3         -- Digicon Inc. 1992 Non-Employee Director Stock Option Plan.
        *5.1         -- Opinion of Porter & Hedges, L.L.P.
       *23.1         -- Consent of Deloitte & Touche LLP
       *23.2         -- Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 opinion).
       *24.1         -- Power of Attorney (included on the signature page hereto).

- ---------------

* Filed herewith

ITEM 9. UNDERTAKINGS.

  A. Undertaking to Update

     The undersigned registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

             (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

             (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement;

             (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

     Provided, however, that paragraphs (A)(1)(i) and (A)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

  B. Undertaking With Respect to Documents Incorporated by Reference

     The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  C. Undertaking with Respect to Delivery of Documents

     (1) The undersigned registrant hereby undertakes to deliver or cause to be delivered with the documents constituting the prospectus, to each participant to whom such prospectus is sent or given, a copy of the registrant's annual report to stockholders for its last fiscal year, unless such participant otherwise has received a copy of such report in which case the registrant shall state in such prospectus that it will promptly furnish, without charge, a copy of such report on written request of the participant.

     (2) The undersigned registrant hereby undertakes to transmit or cause to be transmitted to all participants who do not otherwise receive such material as stockholders of the registrant, at the time and in the manner such material is sent to its stockholders, copies of all reports, proxy statements and other communications distributed to its stockholders generally.

  D. Undertaking With Respect to Indemnification

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                               POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen J. Ludlow and Richard W. McNairy, and each of them, either of whom may act without joinder of the other, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and each of them, or the substitute or substitutes of either of them, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on August 6, 1996.

                                            DIGICON INC.

                                            By:   /s/  STEPHEN J. LUDLOW
                                             ----------------------------------
                                              Stephen J. Ludlow, President and
                                                  Chief Executive Officer

     Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the indicated capacities and on the 6th day of August, 1996.

                  SIGNATURE                                         TITLE
- ---------------------------------------------    --------------------------------------------
          /s/  DOUGLAS B. THOMPSON                    Director and Chairman of the Board
- ---------------------------------------------
             Douglas B. Thompson

           /s/  STEPHEN J. LUDLOW                  Director, President and Chief Executive
- ---------------------------------------------                      Officer
              Stephen J. Ludlow

           /s/  RICHARD W. McNAIRY                         Chief Financial Officer
- ---------------------------------------------
             Richard W. McNairy

          /s/  CHARLES H. ACKERMAN                       Principal Accounting Officer
- ---------------------------------------------
             Charles H. Ackerman

            /s/  GEORGE F. BAKER                                   Director
- ---------------------------------------------
               George F. Baker

           /s/  CLAYTON P. CORMIER                                 Director
- ---------------------------------------------
             Clayton P. Cormier

           /s/  STEVEN J. GILBERT                                  Director
- ---------------------------------------------
              Steven J. Gilbert

             /s/  JACK C. THREET                                   Director
- ---------------------------------------------
               Jack C. Threet

                               INDEX TO EXHIBITS

      EXHIBIT                                      DESCRIPTION
- -------------------- ------------------------------------------------------------------------
        *4.1         -- Specimen certificate for shares of the Company's common stock, par value $.01 per share.

        *4.2         -- Digicon Inc. Amended and Restated 1992 Employee Nonqualified Stock
                        Option Plan.

        *4.3         -- Digicon Inc. 1992 Stock Option Plan for Non-Employee Directors.

        *5.1         -- Opinion of Porter & Hedges, L.L.P.

       *23.1         -- Consent of Deloitte & Touche LLP

       *23.2         -- Consent of Porter & Hedges, L.L.P. (included in Exhibit 5.1 opinion).

       *24.1         -- Power of Attorney (included on the signature page hereto).

- ---------------

* Filed herewith